Exhibit 10.4
                              (English Translation)
                            SHORT TERM LOAN AGREEMENT
                                                                             No.

Borrower:      Shenzhen  Digitainment  Co.,  Ltd.

Lender:        Shenzhen  Huaqiang  Technology Co., Ltd Financial Clearing Centre

In accordance with the relevant laws and regulations of the State, and to clearly define the responsibilities, both parties negotiated and unanimously agreed to enter into this agreement:

Clause  1.  Loan  Amount:  (Currency)  RMB
               (in  word)  Eighteen  Million
               (in  number)  18,000,000

Clause  2.  Purpose  of  the  loan
            For  repayment  of  maturing  bank  loans

Clause  3.  Term  of  the  loan:  From  September 29, 2005 to December 29, 2005.

Clause 4. Borrower applies the following source of funds, but not limited to the following funds, to repay the interest and principal under this loan agreement:

          1.
               -----------------------------------------------------------
          2.                             N/A                              .
               -----------------------------------------------------------
          3.                                                              .
               -----------------------------------------------------------

Clause 5. Upon expiry of this agreement, Borrower should repay the loan principal and accrued interest in full. Failing to repay upon maturity, Borrower agreed that Lender should collect and debit directly from the Borrower's account maintained at the Lender's Financial Clearing Center.

Loan  Interest  and  Interest  Calculation

Clasue 6. The rate of interest to the loan under this Agreement will be implemented in accordance with the relevant rules of the State as follow:

     1.   RMB  loan  will  be  charged  with  a monthly interest rate of 0.435%;
     2.   Foreign  currency  loan  will  be  charged:

During the term of this Loan Agreement, should there be any change in interest rate by the State, the Financial Clearing Center will adjust the interest rate pursuant to the State's interest rate policy. Lender will inform Borrower within three days after the adjustment of the interest rate.

Clause 7. Interest on the loan under this Agreement will accrue starting from the date when Lender releases the loan money. Interest should accrue on a daily basis and should be repaid on a monthly basis. Loan principal and any accrued interest should be repaid in full upon maturity.

Clause 8. With the permission of Lender, Borrower may repay the loan prior to its maturity. Interest should be calculated on actual borrowing days applying the agreed rate of interest.

Clause 9. Borrower should make sufficient deposit into its account before the due date for repayment of interest, so that Lender may debit directly from the Borrower's account maintained with the Lender's Financial Clearing Centre.

Undertakings  by  Both  Parties

Clause  10.  Borrower  undertakes:

     1.   To  utilize  the  loan  proceeds  as  agreed  in  this  Agreement.
     2. Not to utilize the loan proceeds in illegal activities and will not violate any foreign exchange rules and regulations of the State regarding any foreign currency loan.
     3. Prior to the full repayment of the loan principal under this Agreement, if Borrower is involved in any business disputes or any change in its business operations or any other material changes, Borrowers should inform Lender 30 days in advance and should guarantee the full repayment of principal and interest.
     4. to provide the information on a timely basis as requested by the Lender (including balance sheet, statement of operations, all bank account balances and deposits, etc.), and should cooperate with any investigation or fact finding processes conducted by the Lender with respect to the loan related production, operations and financial position.

Clause  11.  Lender  undertakes:

     1.   to  release  the  agreed  loan  proceeds.
     2. to keep confidential the information regarding the Borrower's debt, financial, production and operations situations.

Change  to  Agreement

Clause 12. If Borrower wishes to extend the term of this loan, Borrower should make the application to the Lender 15 workings days prior to the expiry of the Agreement, in order to obtain a written agreement from the Lender.

Clause 13. In case whereas the Borrower or Lender needs to change the terms and conditions of this Agreement, each party should notify the other party in writing. Any change should be negotiated and agreed by both parties unanimously in writing.

Breach  of  Agreement

Clause 14. If Borrower defaults in repayment of principal and accrued interest upon maturity, pursuant to the State's rules and regulations, Lender will levy extra penalty interest of 0.021% per day on overdue RMB loan or additional ___% interest on overdue foreign currency loan.

Clause 15. If Borrower is in breach of Clause 9 of this Agreement and fails to repay interest due, Lender will levy the same interest on the overdue interest.

Clause 16. If Borrower is in breach of Clause 10 of this Agreement, Lender can cease the release of any outstanding loan money, and demands repayment in full or partially of the loan granted to Borrower. Should there be any portion of the loan unpaid, it shall be deemed in default. Lender has the right to levy extra interest on overdue loan amount in accordance with the Financial Clearing Center's rules.

Others

Clause 17. This Agreement is effective when executed by the legal representative or authorized agent of Borrower and the responsible person of the Lender, and sealed with the corporate stamp of both the Borrower an

Clause 18. This Loan Agreement will lapse automatically upon the full repayment of the drawn loan principal, accrued interest and any other possible costs associated with the realization of the debt.

Clause  19.  Other  matters  agreed  by  both  parties:

     1.
          ------------------------------------------------------------
     2.
          ------------------------------------------------------------
     3.
          ------------------------------------------------------------

Clause 20. Any issue not covered by this Agreement should be settled in accordance with the relevant laws, rules and regulations of the State.

Clause 21. This Agreement is signed in two copies. Borrower and Lender should keep one copy and each signed copy has the same legality.

Clause  22.  Attachment  to  this  Agreement:

(1)  Loan  Application       2)  Loan  Approval       (3)  Loan  Receipt


//  Sealed                              //  Sealed
Borrower  (Company  Stamp)              Lender  (Company  Stamp)

/s/  Ming  Li                           /s/  Qun  Zou
----------------------------------      ----------------------------------
Legal  Representative  (signature)      Legal  Representative  (signature)
(or  Authorized  Agent)


Handled  by  (Signature)                Handled  by  (Signature)


September  29,  2005